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                                                                    EXHIBIT 4.21


                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This First Amendment to Second Amended and Restated Credit Agreement, dated as of September 27, 1999, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "BORROWER"), Bank One, NA, formerly known as The First National Bank of Chicago, a national banking association and the several banks, financial institutions and other entities from time to time parties to the Credit Agreement (as defined below) (collectively, the "LENDERS"), Bank One, NA, formerly known as The First National Bank of Chicago, not individually, but as "ADMINISTRATIVE AGENT", Bank of America, N.A., formerly known as Bank of America National Trust & Savings Association, not individually, but as "SYNDICATION AGENT", Fleet National Bank, not individually, but as "DOCUMENTATION AGENT" and Commerzbank Aktiengesellschaft, UBS AG, Stamford Branch, as successor-in-interest to UBS AG, New York Branch and AmSouth Bank, not individually but as "CO-AGENTS" (this "Amendment").

                                    RECITALS
                                    --------

         A. The Borrower, the Administrative Agent, and certain of the Lenders entered into a Second Amended and Restated Credit Agreement dated as of November 16, 1998, pursuant to which the Lenders that are parties thereto agreed to make loans to the Borrower in the aggregate amount of up to $375,000,000 subject to future increase to up to $400,000,000 (the "Credit Agreement"). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         B. The Borrower and the Lenders have agreed to amend the Credit Agreement to (i) change the treatment of Borrower's investment in American Industrial Properties REIT ("AIP"); (ii) add a letter of credit facility; and
(iii) make certain other modifications to the Credit Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   AGREEMENTS

         1. The foregoing Recitals to this Amendment hereby are incorporated into and made a part of this Amendment.

         2. A. ARTICLE I of the Credit Agreement is hereby amended by adding the following new definitions:

         "AIP" means American Industrial Properties REIT, a Texas real estate investment trust.

         "AIP Conditions" means the following conditions: (i) all Indebtedness of AIP shall be non-recourse to Borrower at all times; (ii) AIP shall be listed on the New York Stock Exchange at all times; (iii) Borrower shall not hold fifty percent (50%) or more of the total outstanding equity interests in AIP at any time; (iv) Borrower shall not hold any ownership interest or right in AIP which will result in the consolidation under GAAP of AIP's financial results with the financial results of the Consolidated Group at any time; and (v) the Consolidated Group's Investment in



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AIP, as determined in accordance with GAAP, shall be at all times less than the greater of (a) $175,000,000 or (b) five percent (5%) of Consolidated Market Value without giving effect to the Consolidated Group's Investment in AIP.

         "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances and the then Facility Letter of Credit Obligations.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; PROVIDED that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Default Rate" means the interest rate which may apply during the continuance of a Default pursuant to SECTION 2.12.

         "Facility Letter of Credit" means a Letter of Credit issued hereunder.

         "Facility Letter of Credit Fee" is defined in SECTION 2A.8.

         "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "Issuance Date" is defined in SECTION 2A.4.

         "Issuance Notice" is defined in SECTION 2A.4.

         "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Collateral Account" is defined in SECTION 2A.9.

         "Letter of Credit Request" is defined in SECTION 2A.4.

         "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

         B. Article I of the Credit Agreement is hereby amended by restating the definitions of "Consolidated Group Pro Rata Share", "Consolidated Market Value", "Funds From Operations", "Investment Affiliate" and "Obligations" as follows:


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         "Consolidated Group Pro Rata Share" means, with respect to any
Investment Affiliate or AIP, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate or AIP, respectively, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate or AIP, respectively, held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate or AIP, respectively that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate or AIP, respectively, after repayment in full of all Indebtedness of such Investment Affiliate or AIP, respectively.

         "Consolidated Market Value" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, PLUS (b) the value of Unrestricted Cash and Cash Equivalents, PLUS (c) the lesser of (i) the value of Assets Under Development, (ii) ten percent (10%) of the Consolidated Capitalization Value PLUS (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value, PLUS (e) the Consolidated Group's Investment in AIP, as determined in accordance with GAAP (the "AIP Value"); provided, however, that AIP Value shall only be included in the aforementioned calculation if Borrower is in compliance with all of the AT Conditions.

         "Funds From Operations" means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs) and (D) any income attributable to the Consolidated Group's investment in AIP, if, and only if, Borrower is in compliance with all of the AIP Conditions, plus (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (A), (B) and (C) shall exclude the portion of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group; provided, however, that AIP shall not be deemed an Investment Affiliate if Borrower is in compliance with all of the AIP Conditions (I.e., if all AIP Conditions are not met, AIP would then be considered an "Investment Affiliate" for purposes of this Agreement and would be treated as an "Investment Affiliate" for purposes of all financial calculations under this Agreement.).

          "Obligations" means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         6. SECTION 2.1 of the Credit Agreement is hereby amended by (i) adding the phrase "and the Facility Letter of Credit Obligations" after the phrase "Competitive Bid Loans)" in the


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sixth line of such section; (ii) adding the phrase ", (ii) Facility Letter of
Credit Obligations" after the phrase "then outstanding" in the eleventh line of such section; and (iii) deleting the word "(ii)" and replacing such word with the word "(iii)" in the eleventh line of such section.

         7. SECTION 2.9 of the Credit Agreement is hereby amended by deleting the word "five (5)" in the last sentence of the last paragraph of such section and replacing such word with the word "ten (10)".

         8. SECTION 2.21 of the Credit Agreement is hereby amended by adding the phrase "plus its Percentage of Facility Letter of Credit Obligations" after the phrase "Swingline Lender hereunder" in the twelfth line of such section and after the phrase "Competitive Bid Loans)" in the eighteenth line of such section.

         9. SECTION 2.25 of the Credit Agreement is hereby amended by restating such section as follows:

         All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                  (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                  (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with SECTION 3.1;

                  (iii) to the payment of any fee due pursuant to SECTION 2A.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Facility Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent;

                  (iv) to payment of the full amount of interest and principal on the Swingline Loans;

                  (v) first to interest and the Facility Letter of Credit Fee then due to the Lenders until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (i) as allocated by the Borrower (unless a Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed in accordance with the Percentages of the Lenders) or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders until principal is paid in full and then to the Letter of Credit Collateral Account until the full amount of Facility Letter of Credit Obligations is on deposit therein;

                  (vi) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents; and

                  (vii) to the payment of any sums due to each Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).


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         10. The Credit Agreement is hereby amended by adding the following new
ARTICLE IIA:

                                   ARTICLE IIA

                        THE LETTER OF CREDIT SUBFACILITY

         2A.1. OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this ARTICLE 2A, from time to time during the period commencing on September 27, 1999 and ending on the Business Day prior to the Facility Termination Date. Any Lender shall have the right to decline to be the Issuing Bank for a Facility Letter of Credit provided that if no other Lender agrees to be the Issuing Bank then the Administrative Agent shall agree to do so.

         2A.2. TYPES AND AMOUNTS. The Issuing Bank shall not have any obligation to:

                  (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                  (ii) issue any Facility Letter of Credit if, after giving effect thereto, the Facility Letter of Credit Obligations would exceed $20,000,000 or the Allocated Facility Amount would exceed the Aggregate Commitment;

                  (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is after the Facility Termination Date; or

                  (iv) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is more than twelve (12) months after the date of its issuance.

         2A.3. CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTION 4.2 hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

                  (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or


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         regulation applicable to the Issuing Bank and no request or directive
         (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular.

         2A.4.    PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

         (a) Borrower shall give the Issuing Bank and the Administrative Agent at least five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "LETTER OF CREDIT REQUEST") (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

         (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);

         (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "ISSUANCE DATE");

         (3) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of twelve months after the Issuance Date and the Facility Termination Date):

         (4) the purpose for which such Facility Letter of Credit is to be issued;

         (5) the full name and the address of the Person for whose benefit the requested Facility Letter of Credit is to be issued; and

         (6) any special language required to be included in the Facility Letter of Credit.

         At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued, which shall be subject to the approval of the Issuing Bank and Administrative Agent. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this SECTION 2A.4(a). Administrative Agent shall promptly give a copy of the Letter of Credit Request to the other Lenders.

         (b) Subject to the terms and conditions of this ARTICLE IIA and provided that the applicable conditions set forth in SECTION 4.2 hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written


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notice from a Lender, which complies with the provisions of SECTION 2A.6(a), or
(iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate SECTION 2A.2.

         (c) The Issuing Bank shall give the Administrative Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "ISSUANCE NOTICE") and the Administrative Agent shall promptly give a copy of the Issuance Notice to the other Lenders.

         (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this SECTION 2A.4 are met as though a new Facility Letter of Credit was being requested and issued.

         2A.5.  REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANK.

         (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent of any draw under a Facility Letter of Credit, and the Administrative Agent shall promptly notify the other Lenders that such draw has occurred. Any such draw shall constitute an Advance in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with
SECTION 2.9 hereof; provided that if a Default or an Unmatured Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest from the date funded at the Default Rate.

         (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to the Borrower or any Lender or, provided that such Issuing Bank has complied with the procedures specified in SECTION 2A.4 and such Lender has not given a notice contemplated by SECTION 2A.6(a) that continues in full force and effect, relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         2A.6.  PARTICIPATION.

         (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in SECTION 2A.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; PROVIDED that a Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this SECTION 2A.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in SECTION
4.2 is not then satisfied, and in the


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event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to the Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or issue any letters of credit on behalf of Borrower shall be reduced by such Lender's pro rata share of each Facility Letter of Credit outstanding.

         (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to SECTION 2A.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. The failure of any Lender to make available to the Administrative Agent for the account of any Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 2A.6(b) shall be deemed to be a Defaulting Lender hereunder.

         (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

         (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to the Administrative Agent or such Lender copies of any Facility Letter of Credit to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or such Lender.

         (e) The obligations of a Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         2A.7.    PAYMENT OF REIMBURSEMENT OBLIGATIONS.

         (a) The Borrower agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit when due in accordance with SECTION 2A.5(A) above, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any


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Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                  (v) the occurrence of any Default or Unmatured Default.

         (b) In the event any payment by the Borrower received by the Issuing Bank with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation; reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by the Issuing Bank.

         2A.8.    COMPENSATION FOR FACILITY LETTERS OF CREDIT.

         (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "FACILITY LETTER OF CREDIT FEE") with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on each Payment Date and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.

         (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.125% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of


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issuing, amending and servicing Facility Letters of Credit and processing draws thereunder. The Borrower shall pay such issuance fee and other amounts when due to the Issuing Bank.

         2A.9. LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby agrees that it will, until the Facility Termination Date, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in SECTION 8.1. Such Letter of Credit Collateral Account shall be funded to the extent required by SECTION 8.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a properly perfected security interest in and to the Letter of Credit Collateral Account, any funds that may hereafter be on deposit in such account and the proceeds thereof.

         11. SECTION 3.1(I) of the Credit Agreement is hereby amended by adding the phrase ", Facility Letters of Credit" after the word "Loans" in the second to the last line thereof.

         12. SECTION 3.1 (III) of the Credit Agreement is hereby amended by adding the phrase ", Letters of Credit issued or participated in" after the phrase "loans held" in the third to the last line thereof.

         13. SECTION 3.2 of the Credit Agreement is hereby amended by adding the phrase ", its interest in the Facility Letters of Credit" after the phrase "its Loans" in the seventh line thereof and the phrase "or participate in or issue Facility Letters of Credit" after the phrase "Loans hereunder" in the eighth line thereof.

         14. The Credit Agreement is hereby amended by adding the following new
SECTION 6.23:

         6.23. INVESTMENTS IN AIP AND INVESTMENT AFFILIATES. The Consolidated Group's Investment in AIP, as determined in accordance with GAAP, PLUS the Consolidated Group's Investment in Investment Affiliates, as determined in accordance with GAAP, shall not at any time exceed thirty percent (30%) of Consolidated Market Value.

         15. SECTION 7.3 of the Credit Agreement is hereby amended by restating such section as follows:

         The breach of any terms or provisions of SECTION 6.2, 6.10 through 6.21 and 6.23.

         16. SECTION 8.1 of the Credit Agreement is hereby amended by restating such section as follows:

         If any Default described in SECTION 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Lenders to make Loans hereunder and to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

         In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Administrative Agent, the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds will be invested by the Administrative Agent from time to time at its discretion in certificates of deposit of First Chicago having a maturity not exceeding 30 days. Such funds shall be promptly applied by the Administrative Agent to reimburse any Issuing Bank for drafts drawn from time to time under the Facility Levers of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder or to issue Facility Letters of Credit as a result of any Default (other than any Default as described in SECTION 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         17. Except as specifically modified hereby, the Credit Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed. Borrower hereby remakes as of the date hereof, each of its respective representations and warranties contained in Article V of the Credit Agreement.

         18. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to national banks. This Amendment shall be effective when it has been executed by the Borrower, the Administrative Agent and each other Lender and each party has notified the Administrative Agent by telecopy or telephone that it has taken such action.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Amendment as of the date first above written.

DEVELOPERS DIVERSIFIED REALTY CORPORATION                     THE FIRST NATIONAL BANK OF CHICAGO, Individually and as
                                                              Administrative Agent

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, a       COMMERZBANK
national banking association                                  AKTIENGESELLSCHAFT

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


FLEET NATIONAL BANK                                           UBS AG, NEW YORK BRANCH

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


ASMOUTH BANK                                                  PNC BANK, NATIONAL ASSOCIATION

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


COMERCIA BANK                                                 FIRST UNION NATIONAL BANK

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


MELLON BANK, N.A.                                             HUNTINGTON NATIONAL BANK

By:                                                           By:
    -------------------------------------------------             -------------------------------------------------
Print Name:                                                   Print Name:
            -----------------------------------------                     -----------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------


HIBERNIA NATIONAL BANK

By:
    -------------------------------------------------
Print Name:
            -----------------------------------------
Title:
       ----------------------------------------------


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